As filed with the Securities and Exchange Commission on June 16, 2015

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	52-1468699
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2445 M Street, NW Washington, D.C.	20037
(Address of Principal Executive Offices)	(Zip Code)

The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan

(Full title of the plan)

Michael T. Kirshbaum

Chief Financial Officer

The Advisory Board Company

2445 M Street, NW

Washington, D.C. 20037

(Name and address of agent for service)

(202) 266-5600

(Telephone number, including area code, of agent for service)

Copies to:

Evan R. Farber

General Counsel and Corporate Secretary

The Advisory Board Company

2445 M Street, NW

Washington, D.C. 20037

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value	5,179,486	$53.24	$275,755,835	$32,043

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares of Common Stock, $0.01 par value, of the registrant shown in the table above, an indeterminate number of shares of Common Stock which, by reason of changes in the capitalization of the registrant and other events specified in The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan, may become subject to such plan.
(2)	Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act, solely for purposes of calculating the registration fee, based on the average of the high and low prices per share of the Common Stock on June 11, 2015, as reported by the NASDAQ Global Select Market.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of Registration Statement No. 333-162032 on Form S-8 filed by The Advisory Board Company (the “Company”) on September 21, 2009, relating to shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to The Advisory Board Company 2009 Stock Incentive Plan (amended and restated as The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan, the “Stock Incentive Plan”), Registration Statement No. 333-177006 on Form S-8 filed by the Company on September 26, 2011, relating to the registration of an additional 1,250,000 shares of Common Stock for issuance pursuant to the Stock Incentive Plan, and Registration Statement No. 333-192270 on Form S-8 filed by the Company on November 12, 2013, relating to the registration of an additional 2,125,000 shares of Common Stock for issuance pursuant to the Stock Incentive Plan. This registration statement, which is being filed to register an additional 5,179,486 shares of Common Stock for issuance pursuant to the Stock Incentive Plan, consists of the facing page, this page, other required information, and required opinions, consents and other exhibits.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference herein the following documents filed by it with the Securities and Exchange Commission (the “SEC”) under Commission File Number 000-33283 pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portion of such documents deemed to have been furnished and not filed in accordance with SEC rules:

(1)	the Company’s Annual Report on Form 10-K for the transition period from April 1, 2014 to December 31, 2014;

(2)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015;

(3)	the Company’s Current Reports on Form 8-K filed with the SEC on January 9, 2015, January 12, 2015 (as amended by its Current Report on Form 8-K/A filed with the SEC on January 20, 2015), January 20, 2015, January 27, 2015, February 10, 2015, April 15, 2015 and June 15, 2015; and

(4)	the description of the Company’s Common Stock contained in its Current Report on Form 8-K filed with the SEC on January 20, 2015, including any amendment or report filed for the purpose of updating such description.

In addition, the Company incorporates by reference all documents filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, unless specifically incorporated by reference in this registration statement) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. All such incorporated documents shall be deemed to be a part of this registration statement from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document which also is or is deemed to be incorporated into this registration statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being offered by this registration statement has been passed upon by Evan R. Farber, the Company’s General Counsel and Corporate Secretary. As of June 10, 2015, Mr. Farber beneficially owned 28,543 shares of Common Stock, including 24,999 shares issuable upon the exercise of stock options outstanding under employee benefit plans that were exercisable as of or within 60 days after such date, and held stock options outstanding under employee benefit plans to purchase an additional 66,166 shares of Common Stock and restricted stock units outstanding under employee benefit plans representing the right to acquire an additional 66,166 shares of Common Stock that are not vested and will not vest as of or within 60 days after such date.

Item 8.	Exhibits.

The Company herewith files or incorporates by reference the exhibits identified below:

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (Commission No. 000-33283).

4.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2007 (Commission File No. 000-33283).

4.3	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on October 29, 2001 (Commission File No. 333-68146).

4.4	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2015 (Commission File No. 000-33283).

5.1*	Opinion of Evan R. Farber, General Counsel of the Company, regarding the validity of the securities registered hereby.

23.1*	Consent of Evan R. Farber (contained in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, relating to the financial statements of the Company.

23.3*	Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to the financial statements of Royall & Company Holding Inc. and Royall Acquisition Co.

23.4*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, relating to the financial statements of Evolent Health LLC.

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 16th day of June 2015.

THE ADVISORY BOARD COMPANY

By:	/s/ Robert W. Musslewhite
	Name:	Robert W. Musslewhite
	Title:	Chief Executive Officer (Duly Authorized Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert W. Musslewhite, Michael T. Kirshbaum and Evan R. Farber, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Name	Title	Date

/s/ Robert W. Musslewhite Robert W. Musslewhite	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 16, 2015

/s/ Michael T. Kirshbaum Michael T. Kirshbaum	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2015

/s/ Sanju K. Bansal Sanju K. Bansal	Director	June 16, 2015

/s/ David L. Felsenthal David L. Felsenthal	Director	June 16, 2015

/s/ Peter J. Grua Peter J. Grua	Director	June 16, 2015

/s/ Nancy Killefer Nancy Killefer	Director	June 16, 2015

/s/ Kelt Kindick Kelt Kindick	Lead Director	June 16, 2015

/s/ Mark R. Neaman Mark R. Neaman	Director	June 16, 2015

Name	Title	Date

/s/ Leon D. Shapiro Leon D. Shapiro	Director	June 16, 2015

/s/ LeAnne M. Zumwalt LeAnne M. Zumwalt	Director	June 16, 2015

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (Commission No. 000-33283).

4.2	Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2007 (Commission File No. 000-33283).

4.3	Form of Common Stock Certificate. Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1/A filed with the SEC on October 29, 2001 (Commission File No. 333-68146).

4.4	The Advisory Board Company Amended and Restated 2009 Stock Incentive Plan. Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2015 (Commission File No. 000-33283).

5.1*	Opinion of Evan R. Farber, General Counsel of the Company, regarding the validity of the securities registered hereby.

23.1*	Consent of Evan R. Farber (contained in Exhibit 5.1).

23.2*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, relating to the financial statements of the Company.

23.3*	Consent of PricewaterhouseCoopers LLP, Independent Accountants, relating to the financial statements of Royall & Company Holding Inc. and Royall Acquisition Co.

23.4*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm, with respect to the financial statements of Evolent Health LLC.

24.1*	Power of Attorney (included on the signature page of this registration statement).

*	Filed herewith.